UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CLST HOLDINGS, INC.
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District Court Rules in Favor of CLST Directors Kaiser, Durham, Tornek and Dismissed Derivative Claims by Red Oak Partners LLC, ET. AL

DALLAS, Oct. 13 /PRNewswire-FirstCall/ — CLST Holdings, Inc. (Pink Sheets: CLHI) announced today that on October 9, 2009 after a two day evidentiary hearing, the Honorable James M. Stanton of the 134th District Court of Dallas County, Texas DISQUALIFIED Red Oak Partners, LLC and its affiliates as plaintiffs, DISMISSED their derivative claims on behalf of the Company’s stockholders, and STAYED all remaining non-derivative claims asserted against defendants: “We believe Judge Stanton’s ruling is a strong indication that he saw Red Oak’s claims as we did—aggressive and untrue accusations, made by Red Oak acting in its own commercial interest and not in the interest of the Company or its stockholders,” Robert Kaiser, Chief Executive Officer of CLST, said. “We intend to continue to vigorously pursue our claims in Federal Court action against David Sandberg, Red Oak Partners LLC, Red Oak Fund L.P., Pinnacle Partners LLC, Pinnacle Fund LLP, Bear Market Opportunity Fund L.P. and Jeffery S. Jones seeking remedies against them for violations of the federal securities laws.”

Timothy Durham, Chairman of CLST, added: “The Company demonstrated to the Court that, inconsistent with Red Oak’s public statements and SEC filings, Red Oak and its affiliates have long had a goal of acquiring control of the Company in a hostile manner, with the expectation of operating it for their own benefit.”

The Court further ordered the Clerk of the Court to close this file and remove it from the active docket of pending cases.

FOR MORE INFORMATION: The foregoing is not a solicitation of any proxy and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of CLST. For more information regarding CLST, please refer to CLST’s revised preliminary proxy statement in connection with its 2009 Annual Meeting, which was filed with the SEC on October 7, 2009 and is available free of charge at the SEC’s Web site at www.sec.gov. CLST plans to file with the SEC and mail to its stockholders a definitive proxy statements in connection with its 2009 Annual Meeting. Investors and security holders are urged to read the revised preliminary proxy statement, the definitive proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents (when available) that CLST files with the SEC at the SEC’s Web site at www.sec.gov. In addition, the definitive proxy statements and other documents filed by CLST with  the SEC may be obtained from CLST free of charge by directing a request to CLST’s proxy solicitation firm at Morrow & Co., 470 West Stamford, CT 06902.

CLST, its directors, executive officers and other member of management specified in Annex B to CLST’s revised preliminary proxy statement for the 2009 Annual Meeting are participants in the solicitation of CLST’s security holders in connection with its 2009 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in CLST’s revised preliminary proxy statement and definitive proxy statement, when it comes available. Stockholders may obtain information regarding the directors and officers in CLST’s Annual Report on Form 10-K for the year ended November 30, 2008, which was filed with the SEC on March 2, 2009.

This news release may contain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.